Exhibit 99.1

[DIGITAS LOGO]

Contact:	Nina Kondo (617) 867-1125 nkondo@digitas.com

DIGITAS REPORTS CONTINUED GROWTH IN SECOND QUARTER

• Fee revenue up 3% over second quarter 2002

• Net income up 59% over second quarter 2002

• Operations continue to generate cash

BOSTON, July 23, 2003—Digitas Inc. (Nasdaq: DTAS) today reported results for the second quarter of 2003, in line with management’s previously announced expectations.

Second Quarter Results of Operations

Digitas reported fee revenue for the second quarter of 2003 of $51.6 million, compared with $50.2 million for the second quarter of 2002. Total revenue, including reimbursable pass-through expenses, was $72.6 million for the second quarter of 2003, compared to $74.3 million for the second quarter of 2002. The company reported net income of $2.9 million, or $0.05 per share, for the second quarter of 2003, as compared to net income of $1.8 million, or $0.03 per share, in the prior-year period. Adjusted cash earnings1 were $5.0 million, or $0.08 per share, for the second quarter of 2003, as compared to adjusted cash earnings of $4.1 million, or $0.06 per share, for the second quarter of 2002. The company’s cash balance at June 30, 2003, was $52.3 million, as compared to $68.8 million at December 31, 2002.

David Kenny, Chairman and Chief Executive Officer of Digitas, said, “The shift from mass marketing to relationship marketing is quite real. This shift definitely works in our favor. Now, more than ever, clients see the value of Digitas’ unique services in helping them to market effectively in this new environment.”

Six Months Results of Operations

Digitas reported fee revenue for the six months ended June 30, 2003 of $103.8 million, compared with $99.8 million for the six months ended June 30, 2002. Total revenue, including reimbursable pass-through expenses, was $151.7 million for the six months ended June 30, 2003, compared to $143.2 million for the same period of 2002. The company reported net income of $5.5 million, or $0.08 per share, for the six months ended June 30, 2003, as compared to net income of $2.5 million, or $0.04 per share, in the prior-year period. Adjusted cash earnings1 were $9.7 million, or $0.14 per share, for the six months ended June 30, 2003, as compared to adjusted cash earnings of $7.1 million, or $0.10 per share, for the prior-year period.

Guidance

Digitas said it anticipates fee revenue of $51 million–$53 million for the third quarter of 2003. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.03–$0.05 in the third quarter of 2003. In addition, Digitas expects adjusted cash earnings2 of $0.06–$0.08 per share for the third quarter of 2003.

For the full year 2003, the company anticipates fee revenue of $206 million–$212 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.15–$0.20, and adjusted cash earnings2 per share of $0.27–$0.32.

Digitas will discuss its second quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site at http//investor.digitas.com. The financial and statistical information presented on the conference call will be available for replay at http://investor.digitas.com promptly after the conference call. Replays of the call by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687, conference ID 1621184. Replays of the call will be available by webcast for an extended period of time by visiting the company’s Web site at http://investor.digitas.com.

About Digitas

Digitas is recognized as the leading independent integrated marketing agency. Our unique combination of strategy consulting, technology consulting, and marketing agency services helps many of the world’s leading companies attract, retain, and grow the most profitable customer relationships in their industries.

In business for 23 years, we are proud to have long-term relationships with such clients as Allstate, American Express, AT&T, Delta Air Lines, and General Motors. Digitas employs approximately 1,100 people and has offices in Boston, Chicago, London, New York, and San Francisco.

1 The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses, and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended 6/30/03		3 Months Ended 6/30/02		6 Months Ended 6/30/03		6 Months Ended 6/30/02
(in thousands, except per share data)	$	$ per share	$	$ per share	$	$ per share	$	$ per share
GAAP earnings(loss)	$2,913	$0.05	$1,836	$0.03	$5,545	$0.08	$2,547	$0.04
Amortization of intangible assets	177	—	177	—	353	—	353	—
Stock-based compensation	1,930	0.03	2,084	0.03	3,755	0.06	4,161	0.06

Total of adjustments	$2,107	$0.03	$2,261	$0.03	$4,108	$0.06	$4,514	$0.06

Adjusted cash earnings(loss)	$5,020	$0.08	$4,097	$0.06	$9,653	$0.14	$7,061	$0.10

2 The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share:

	3 Months Ended 9/30/03		12 Months Ended 12/31/03
	Low End	High End	Low End	High End
GAAP earnings(loss)	$0.03	$0.05	$0.15	$0.20
Amortization of intangible assets	*	*	0.01	0.01
Stock-based compensation	$0.03	$0.03	0.11	0.11

Total of adjustments	$0.03	$0.03	$0.12	$0.12

Adjusted cash earnings(loss)	$0.06	$0.08	$0.27	$0.32

* Less than $0.01 per share.

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Fee revenue	$51,564	$50,245	$103,824	$99,803
Pass-through revenue	20,994	24,010	47,892	43,441

Total revenue	72,558	74,255	151,716	143,244
Operating expenses:
Professional services costs	30,387	29,281	60,975	58,691
Pass-through expenses	20,994	24,010	47,892	43,441
Selling, general and administrative expenses	16,176	16,958	33,124	34,221
Stock-based compensation	1,930	2,084	3,755	4,161
Amortization of intangible assets	177	177	353	353

Total operating expenses	69,664	72,510	146,099	140,867

Income from operations	2,894	1,745	5,617	2,377

Other income (expense):
Interest income	155	215	385	435
Interest expense	(144)	(144)	(278)	(283)
Other miscellaneous income	8	20	10	18

Income before provision for income taxes	2,913	1,836	5,734	2,547
Provision for income taxes	—	—	189	—

Net income	$2,913	$1,836	$5,545	$2,547

Net income per share
Basic	$0.05	$0.03	$0.09	$0.04
Diluted	$0.05	$0.03	$0.08	$0.04
Weighted-average common shares outstanding
Basic	58,061	62,505	60,599	61,961
Diluted	64,665	70,360	66,914	70,422

DIGITAS INC.

BALANCE SHEET

(dollars in thousands)

	June 30,	December 31,
	2003	2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,255	$68,827
Accounts receivable, net of allowance for doubtful accounts of $910 and $944 at June 30, 2003 and December 31, 2002, respectively	27,577	34,920
Accounts receivable, unbilled	11,983	17,986
Prepaid expenses and other current assets	4,895	5,029

Total current assets	96,710	126,762
Fixed assets, net	26,234	30,892
Goodwill, net	98,130	98,130
Other intangible assets, net	1,058	1,411
Other assets	2,965	2,054

Total assets	$225,097	$259,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,747	$17,092
Current portion of long-term debt	267	255
Billings in excess of cost and estimated earnings on uncompleted contracts	22,794	24,685
Accrued expenses	7,495	7,842
Accrued compensation	14,064	17,749
Accrued restructuring	11,253	11,117
Capital lease obligations	60	276

Total current liabilities	62,680	79,016
Long-term debt, less current portion	426	563
Accrued restructuring, long-term	34,173	39,271
Other long-term liabilities	350	315

Total liabilities	97,629	119,165

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at June 30, 2003 and December 31, 2002	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 58,420,073 and 62,510,919 shares issued and outstanding at June 30, 2003 and December 31, 2002, respectively	584	625
Additional paid-in capital	324,410	346,898
Accumulated deficit	(192,097)	(197,642)
Cumulative foreign currency translation adjustment	(17)	(62)
Deferred compensation	(5,412)	(9,735)

Total shareholders’ equity	127,468	140,084

Total liabilities and shareholders’ equity	$225,097	$259,249